EXHIBIT 99.1

May 23, 2008

CONFIDENTIAL

Hancock Fabrics, Inc.
One Fashion Way
Baldwyn, MS 38824
Attention: Robert Driskell
 Senior Vice President
 and Chief Financial Officer

Ladies and Gentlemen:

You have advised Sopris Capital Partners, LP ("Sopris"), Berg & Berg Enterprises, LLC ("Berg") and Trellus Management ("Trellus," together with Sopris and Berg, the "Backstop Parties") and affiliated investment funds and co-investors designated by the Backstop Parties from time to time (together with the Backstop Parties, the "Commitment Parties") that Hancock Fabrics, Inc. (the "Company") and certain of its direct and indirect subsidiaries (collectively, the "Debtors"), commenced voluntary cases under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware, (the "Bankruptcy Court"), Jointly Administered Case No. 07-10353 (BLS) (the "Cases"). You have further advised the Backstop Parties that you expect that the Debtors will be reorganized pursuant to the Joint Consolidated Plan of Reorganization under Chapter 11 of the Bankruptcy Code Proposed by Hancock Fabrics, Inc. and Its Affiliated Debtors and Debtors in Possession (as amended, supplemented or modified from time to time, together with any "Plan Supplement," as defined therein and approved by the Backstop Parties, the "Plan").

You have further advised the Backstop Parties that the reorganized Debtors (collectively, the "Credit Parties") are seeking debt financing in the aggregate principal amount of $20,000,000 through the issuance and sale of the Company's Floating Rate Secured Notes (the "Rights Offering Notes") pursuant to a rights offering (the "Rights Offering") to the Company's common stockholders. The proceeds of the issuance of the Rights Offering Notes will be used to consummate the Plan and for working capital and general corporate purposes of the Credit Parties and their subsidiaries. The Rights Offering Notes are to be issued in accordance with an Indenture between the Company and Deutsche Bank National Trust Company, as Indenture Trustee, consistent with the term sheet (the "Term Sheet") attached hereto as Exhibit A. The consummation of the Plan, including the issuance and sale of the Rights Offering Notes, and all related transactions contemplated by the Plan and this commitment letter (this "Commitment Letter") are hereinafter collectively referred to as the "Transactions."

Each Backstop Party is pleased to advise you of its several commitment (each such several commitment, its "Exit Commitment") to, either acting alone or with other Commitment Parties, subscribe for and purchase Rights Offering Notes as follows:

(1) Trellus commits to (i) subscribe for its pro rata share of the Rights Offering Notes based on its stock ownership of the Company on the record date used for the Rights Offering and (ii) if less than $20,000,000 in principal amount of the Rights Offering Notes are subscribed for by the Rights Offering participants under the Rights Offering, purchase additional Rights Offering Notes in an aggregate principal amount equal to the lesser of (A) one third of the principal amount of Rights Offering Notes not so subscribed for, and (B) the amount which when combined with the amount subscribed for by Trellus under clause (i) of this paragraph equals $2.75 million;

(2) Sopris commits to (i) subscribe for its pro rata share of the Rights Offering Notes based on its stock ownership of the Company on the record date used for the Rights Offering and (ii) if less than $20,000,000 in principal amount of the Rights Offering Notes are subscribed for by the Rights Offering participants under the Rights Offering, purchase additional Rights Offering Notes in an aggregate principal amount equal to the lesser of (A) one half of the principal amount of Rights Offering Notes not so subscribed for or committed to be purchased by Trellus under clause (ii) of paragraph (1) above, and (B) the amount which when combined with the amount subscribed for by Sopris under clause (i) of this paragraph equals $8.625 million; and

(3) Berg commits to (i) subscribe for its pro rata share of the Rights Offering Notes based on its stock ownership of the Company on the record date used for the Rights Offering and (ii) if less than $20,000,000 in principal amount of the Rights Offering Notes are subscribed for by the Rights Offering participants under the Rights Offering, purchase additional Rights Offering Notes in an aggregate principal amount equal to the lesser of (A) one half of the principal amount of Rights Offering Notes not so subscribed for or committed to be purchased by Trellus under clause (ii) of paragraph (1) above, and (B) the amount which when combined with the amount subscribed for by Berg under clause (i) of this paragraph equals $8.625 million, in each case upon the terms and subject to the conditions set forth or referred to in this Commitment Letter, the Term Sheet, the Fee Letter between the Company and the Backstop Parties in the form of Exhibit B hereto (the "Fee Letter") and the applicable provisions of the Rights Offering. If after giving effect to the subscriptions for Rights Offering Notes pursuant to the Rights Offering and additional purchases of Rights Offering Notes, if any, under (1), (2) and (3) above, less than $20 million in principal amount of Rights Offering Notes have been subscribed for or purchased (the difference between $20 million and the principal amount so subscribed for or purchased being referred to as the "Shortfall") and either Sopris or Berg has subscribed for and purchased less than $8.625 million in principal amount of Rights Offering Notes (each such deficiency an "Unused Commitment Amount"), then Sopris and Berg (in proportion to their respective Unused Commitment Amounts) shall as part of their respective Exit Commitments purchase additional Rights Offering Notes in an aggregate principal amount equal to the lesser of (A) the Shortfall and (B) the aggregate Unused Commitment Amounts. Notwithstanding anything herein contained to the contrary, in no event shall (A) Sopris' Exit Commitment exceed $8.625 million and (B) Berg's Exit Commitment exceed $8.625 million. If after the foregoing less than $20 million in principal amount of Rights Offering Notes have been subscribed for or purchased, then Trellus shall as part of its Exit Commitment purchase additional Rights Offering Notes in an aggregate principal amount equal to the lesser of (A) the remaining Shortfall and (B) the difference between the amount of Rights Offering Notes Trellus theretofore subscribed for and $2.75 million. In no event shall Trellus' Exit Commitment exceed $2.75 million.

Each Commitment Party's commitments and agreements hereunder are subject to:

(a)	not later than May 16, 2008, approval by the Debtors' boards of directors of this Commitment Letter and its Exhibits;

(b)
not later than ninety (90) days from the date of execution of this Commitment Letter by the Backstop Parties and the Company, entry of a final order or orders by the Bankruptcy Court in the Cases, in form and substance reasonably acceptable to each of the Commitment Parties (the "Order") (1) confirming the Plan; and (2) authorizing the Debtors to accept, and incur their obligations under, this Commitment Letter, the Rights Offering Notes and the Fee Letter;

(c)	there not having occurred a dismissal or conversion of any of the Cases to proceedings under Chapter 7 of the Bankruptcy Code or the appointment of a Chapter 11 trustee;

(d)
all documents arising from or related to the Rights Offering, the Rights Offering Notes and the Transactions being reasonably satisfactory to the Backstop Parties and to the extent required, executed by the parties thereto no later than July 1, 2008;

(e)
the Company's consummation of the Rights Offering, which shall be subject to, among other things, (i) a Registration Statement on Form S-1 being filed by the Debtors registering the Rights Offering Notes (the "Registration Statement") having been declared effective by order of the Securities and Exchange Commission (the "Commission"), (ii) no stop order suspending the effectiveness of the Registration Statement having been issued by the Commission and continuing in effect under the Securities Act of 1933, as amended, and no proceedings therefor pending before or, to the Debtors' knowledge, threatened by the Commission and (iii) no order preventing or suspending the use of the prospectus contained within the Registration Statement having been issued by the Commission and continuing in effect; and

(f)
not later than 120 days from the date of execution of this Commitment Letter by the Backstop Parties and the Company, the occurrence of the effective date of the Plan and the satisfaction or waiver of the conditions precedent thereto, and the satisfaction or waiver of the conditions precedent to, and the closing of, the transactions contemplated by the Rights Offering Notes.

Each Backstop Party represents and warrants that it is duly authorized to enter into this Commitment Letter and bind each Commitment Party to the terms hereof, and that the terms of this letter do not, and with respect to any Commitment Party designated after the date hereof will not, contravene or violate any applicable law, charter, by-law or other contractual arrangement binding upon it or any other Commitment Party.

This Commitment Letter shall not be assignable by any Commitment Party or Credit Party (although each Backstop Party may from time to time designate Commitment Parties hereunder which shall not be deemed an assignment and which shall not serve to relieve the Backstop Parties of their obligations hereunder) without the prior written consent of the other Commitment Parties and Credit Parties (and any purported assignment without such consent shall be null and void). This Commitment Letter is intended to be solely for the benefit of the Commitment Parties and the Credit Parties and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the Commitment Parties and the Credit Parties. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and each then current Commitment Party. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission or by electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter is the only agreement that has been entered into among us with respect to the Exit Commitments and sets forth the entire understanding of the parties with respect thereto.

This Commitment Letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. You consent to the exclusive jurisdiction and venue of the Bankruptcy Court, and in the event that such Court declines to exercise jurisdiction or there is reason to believe that it would decline to exercise jurisdiction, to the nonexclusive jurisdiction and venue of the state or federal courts located in the County of New York to resolve any disputes arising from or related to this Commitment Letter or the Transactions. Subject to the foregoing, each party hereto irrevocably waives, to the fullest extent permitted by applicable law, (a) any objection that it may now or hereafter have to the laying of venue of any such legal proceeding in the state or federal courts located in the County of New York and (b) any right it may have to a trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this Commitment Letter, the transactions contemplated hereby or the performance of services hereunder.

Please indicate your acceptance of the terms hereof by returning to us executed counterparts hereof not later than 5:00 p.m., New York City time, on May 16, 2008. This offer will automatically expire at such time if we have not received such executed counterparts in accordance with the preceding sentence.

Very truly yours,

Sopris Partners, Series A of Sopris Capital Partners, LP

By: Sopris Capital LLC

By:  Nikos Hecht
 Name: Nikos Hecht
 Title:   Managing Member

Trellus Partners, LP

By:  Adam Usdan
 Name: Adam Usdan
 Title:   President

Berg & Berg Enterprises, LLC

By:  Carl E. Berg
 Name: Carl E. Berg
 Title:   Member

Accepted and Agreed:

Hancock Fabrics, Inc.

By:  Robert Driskell
 Name: Robert Driskell
 Title:   Senior Vice President & Chief Financial Officer

Hancock Fabrics, Inc.

$20 million Floating Rate Senior Secured Notes

The following represents the terms of a backstopped secured note financing (the “Notes”) intended to provide sufficient capital to enable Hancock Fabrics, Inc (“HKF” or the “Company”) to exit Chapter 11 bankruptcy.  The Notes, combined with a new asset-based revolving credit facility (the "First Lien Facility"), and available cash, are intended to fund all required payments to enable HKF to emerge from bankruptcy.

To implement this term sheet, the Company shall seek bankruptcy court approval to solicit the requisite acceptances of a plan of reorganization (“Plan”) in accordance with the bankruptcy code.  The form and substance of the Plan (including any plan supplement filed in connection therewith) and the associated disclosure statement shall be in form and substance satisfactory to the Official Committee of Equity Holders of Hancock Fabrics, Inc. (the “Equity Committee”), and consistent with all terms contained herein.

Until definitive documentation is executed by all parties, there shall not exist any binding obligation on the part of any party to consummate the transaction described herein.  This term sheet does not constitute a contractual commitment of the Company or the Equity Committee (or its members) but merely represents proposed terms for the proposed transaction.

Summary Terms
Issuer........................................................	Hancock Fabrics, Inc. (“HKF” or the “Company”).
Issue.........................................................	Floating Rate Senior Secured Notes (the “Notes”).
Total Principal Amount.........................	$20 million.
Denomination.........................................	Notes will be issued in denominations of $100 and will be issued in a manner to be determined, but one that seeks to minimize the Company’s administrative burden (i.e., book entry or electronic form).
Eligible Investors...................................	Offered pro rata to all holders of HKF common stock.
Backstop Parties....................................	100% backstopped by members of the Equity Committee. The amount to be backstopped by each member of the committee is to be determined.
Backstop Terms.....................................

Each Backstop Party will agree to subscribe for its respective pro rata investment in the Notes (based on common stock ownership as of the record date).  In addition, the Backstop Parties will agree to purchase additional Notes in an amount equal to the difference between $20 million and the amount of Notes purchased by Eligible Investors.

Maturity..................................................	5 years.
Interest Rate...........................................

The Notes will bear interest at a rate per annum, reset quarterly, equal to LIBOR plus 4.50% (“the Cash Rate”). Interest on the Notes will be payable quarterly in arrears.
The Company may elect to pay any or all of the first four quarterly interest payments as in-kind at a rate of 1.0% per annum in excess of the Cash Rate.

Warrants..................................................
The investors shall receive 5-year warrants to purchase 8 million shares of common stock (the “Warrants”).  No other warrants will be issued to any other person or entity with the exception of the Additional Warrant (as defined below). The Warrants will be exercisable at a price per share equal to the greater of (i) $1.00 per share and (ii) the volume weighted average trading price per share for the 30 days prior to the effective date. The Warrants will contain customary protections including:

(i) an adjustment to the exercise price (or an incremental cash payment) to reflect any dividends paid on the underlying common shares into which the Warrants are convertible

(ii) a cash payment equal to the Black-Scholes value in the event of a sale, consolidation, merger or combination of the Company

(iii) the issuance of additional Warrants in the event of an equity financing that is raised at below-market prices

(iv) reasonable and customary restrictions regarding below market equity issuances

(v) other customary anti-dilution protections.

Change of Control.................................
“Change of Control” shall mean (i) the acquisition by any person or group, in a tender offer or series of related tender offers made for 50.1% or more of the Common Stock, (ii) the consolidation, merger or combination of the Company with another person or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.
Upon a Change of Control (other than on the Effective Date, if applicable), the Company will be required to make an offer to purchase the Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.
If, at any time prior to the expiration of the Warrants, a Change of Control shall occur, and as a result thereof the Common Stock is converted into the right to:
 (a) receive cash (and only cash), then the acquirer or the Company shall purchase the Warrants on the effective date of any such Change of Control for an amount in cash equal to the greater of:
(i) the per share amount of such consideration reduced by the then current exercise price of the Warrants; or
(ii) the Black-Scholes valuation of the Warrants, assuming a risk free interest rate of 3.50% and 50% stock volatility.  The term of the Warrants will be adjusted to the remaining life from the time the Change of Control is consummated; or
 (b) receive securities or cash and securities, the Warrants shall remain outstanding, the acquirer shall assume the outstanding Warrants on the effective date of any such Change of Control and such Warrants shall be exercisable by the holder of such Warrants for the amount and kind of consideration the holder of such Warrant would have received if such holder exercised such Warrants immediately prior to the Change of Control.

Optional Redemption............................

The Notes will be redeemable in the first two years at 102% and 101% of the principal amount plus accrued and unpaid interest, respectively, and thereafter, redeemable at par plus accrued and unpaid interest.

Put Schedule..........................................	None.
Rank........................................................

The Notes will be expressly subordinated to the First Lien Facility. The Notes will have a 2nd lien security interest on all other assets of the Company and any and all subsidiaries. The Notes will rank senior in right of payment to all of the Company’s future subordinated indebtedness and equal in right of payment with all of the Company’s existing and future senior indebtedness.  To be subject to customary intercreditor agreement with First Lien Facility lender in form and substance satisfactory to the Backstop Parties.

Registration............................................

To the extent not otherwise exempt, the Company shall file to register the shares underlying the Warrants within 120 days of the Effective Date (“Initial Registration”).  The Company shall use its best efforts to make the registration statement effective within 180 days.

Documentation......................................

The definitive documentation for the Notes and the Warrants shall contain such additional and supplementary provisions, including provisions concerning representations, warranties, covenants, agreements, anti-dilution protection, payments, defaults, and remedies, as are appropriate to preserve and protect the economic benefits intended to be conveyed on the Company and the Eligible Investors and Backstop Parties pursuant hereto.

Backstop Fee.........................................	The backstop fee will be paid in an additional Warrant (the “Additional Warrant”) to purchase 1.5 million shares of common stock on the same terms as the Warrants.
Maintenance Covenants.....................	None.
Debt Incurrence....................................

None, with the following exceptions:
(1) debt represented by the Exit Facilities
(2) the Company will be allowed to incur $10 million of first lien senior secured indebtedness
(3) the Company will be permitted to incur up to $20 million of additional debt that is expressly subordinated to the Notes so long as on the date of incurrence the pro forma interest coverage ratio is greater than 2.0, and
(4) other standard exceptions (such as refinancing indebtedness) to be determined.

Covenants..............................................

Customary for high-yield transactions, including but not limited to limitations on liens, limitations on transactions with affiliates, limitations on dividends and other restricted payments, financial reporting consistent with that required under the First Lien Facility agreement, etc.

Plan of Reorganization.........................

The form and substance of the Plan (including any plan supplement filed in connection therewith) and the disclosure statement shall be satisfactory to the Equity Committee, and consistent with all terms contained herein.  The order confirming the Plan shall specifically authorize the issuance of the Notes on the terms set forth herein and in the Plan.